UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 15, 2025

Cencora, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1 West First Avenue Conshohocken, PA		19428-1800
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(610) 727-7000

Not Applicable

Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock	COR	New York Stock Exchange (NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01 Other Events.

On May 15, 2025, Cencora, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company, BNP PARIBAS, Citigroup Global Markets Limited, J.P. Morgan Securities plc and Société Générale on behalf of themselves and as representatives of the several underwriters named therein (the “Underwriters”). The Underwriting Agreement provides for the issuance and sale by the Company, and the purchase by the Underwriters, of €500,000,000 aggregate principal amount of the Company’s 2.875% Senior Notes due 2028 (the “2028 Notes”) and €500,000,000 aggregate principal amount of the Company’s 3.625% Senior Notes due 2032 (the “2032 Notes” and, together with the 2028 Notes, the “Notes”). The Notes will be senior unsecured obligations of the Company. The Underwriting Agreement contains representations, warranties, conditions and covenants of the parties thereto and provides for indemnification by each of the Company and the Underwriters against certain liabilities and contribution provisions in respect of those liabilities. Subject to the closing conditions specified in the Underwriting Agreement, the Company expects to consummate the sale of the Notes to the Underwriters on May 22, 2025.

The offer and sale of the Notes have been registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration statement on Form S-3 (Registration Statement No. 333-283481) (the “Shelf Registration Statement”), filed with the Securities and Exchange Commission on November 26, 2024, the prospectus dated November 26, 2024, and the related prospectus supplement dated May 15, 2025.

If the sale of the Notes is consummated pursuant to the terms set forth in the Underwriting Agreement, the Company estimates that it will receive net proceeds of approximately €994.0 million (after deducting the underwriting discount and offering expenses) from the sale of the Notes. The Company intends to use the net proceeds of the offering for general corporate purposes. Pending application of the net proceeds from the sale of the Notes for the foregoing purposes, the Company expects to invest such proceeds in high-quality, short-term debt securities (although the Company is not required to do so by the terms of the Notes).

Certain of the underwriters and their affiliates have in the past provided, and may in the future provide, investment banking, commercial banking, derivative transactions and financial advisory services to the Company and its affiliates in the ordinary course of business for which they have received and may continue to receive customary fees and commissions. Specifically, BNP PARIBAS, Citigroup Global Markets Limited, J.P. Morgan Securities plc, Société Générale and Wells Fargo Securities International Limited or their affiliates and certain other Underwriters have served as underwriters in connection with past senior note offerings by the Company and may serve similar roles in future securities offerings by the Company. Additionally, certain of the Underwriters or their affiliates also serve various roles in the Company’s multi-currency revolving credit facility dated as of October 9, 2024 (and may serve in similar roles in an amendment and restatement of our existing revolving credit agreement, if executed): JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities plc, serves as administrative agent; JPMorgan Chase Bank, N.A., BNP Paribas Securities Corp., an affiliate of BNP PARIBAS, BofA Securities, Inc., an affiliate of Merrill Lynch International, Citibank, N.A., an affiliate of Citigroup Global Markets Limited and Wells Fargo Securities, LLC, an affiliate of Wells Fargo Securities International Limited, serve as joint lead arrangers and joint bookrunners; and BNP PARIBAS, Citibank, N.A., Bank of America N.A., an affiliate of Merrill Lynch International, and Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities International Limited, serve as syndication agents. In addition, Bank of America N.A. serves as a letter of credit lender under such facility. The Underwriters or their affiliates also serve various roles in the Company’s commercial paper program. Additionally, certain of the Underwriters or their affiliates also serve as lenders, agents and in other capacities under the Company’s other credit facilities. Certain of the Underwriters or their affiliates serve as lenders, agents and in other capacities under the Company’s existing term loan facility dated as of November 26, 2024 (and may serve in similar roles following the amendment of the Company’s term loan facility): Bank of America N.A. serves as administrative agent; BNP Paribas Securities Corp., Citibank, N.A., JPMorgan Chase Bank, N.A., BofA Securities, Inc. and Wells Fargo Securities, LLC serve as joint lead arrangers and joint bookrunners; and BNP PARIBAS, Citibank, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association serve as syndication agents. Certain of the Underwriters or their affiliates serve as lenders, agents and in other capacities under the Company’s 364-day revolving credit facility dated as of November 26, 2024: Bank of America N.A. serves as administrative agent; BNP Paribas Securities Corp., Citibank, N.A., JPMorgan Chase Bank, N.A., BofA Securities, Inc. and Wells Fargo Securities LLC serve as joint lead arrangers and joint bookrunners; and BNP PARIBAS, Citibank, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association serve as syndication agents. Additionally, Société Générale serves as a lender under the Company’s uncommitted money market line credit agreement dated as of June 10, 2022, as amended February 3, 2025. In addition, U.S. Bancorp Investments, Inc., is an affiliate of the trustee, registrar and paying agent for the Notes.

The foregoing is a brief description of certain terms of the Underwriting Agreement and, by its nature, is incomplete. It is qualified in its entirety by the text of the Underwriting Agreement filed as Exhibit 1.1 to this Current Report and incorporated herein by reference. The Underwriting Agreement is also filed with reference to, and is hereby made an exhibit to, the Shelf Registration Statement.

Forward-Looking Statements

Certain of the statements contained in this Current Report on Form 8-K are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”). Words such as “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “on track,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “sustain,” “synergy,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances and speak only as of the date hereof. These statements are not guarantees of future performance and are based on assumptions and estimates that could prove incorrect or could cause actual results to vary materially from those indicated. A more detailed discussion of the risks and uncertainties that could cause the Company’s actual results to differ materially from those indicated is included in the “Risk Factors” and “Management’s Discussion and Analysis” sections in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024 and elsewhere in that report and other reports filed by the Company pursuant to the Securities Exchange Act. The Company undertakes no obligation to publicly update or revise any forward-looking statements, except as required by the federal securities laws.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of May 15, 2025, by and among Cencora, Inc., BNP PARIBAS, Citigroup Global Markets Limited, J.P. Morgan Securities plc and Société Générale, as representatives of the underwriters listed in Schedule 1 thereto.

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cencora, Inc.

May 19, 2025	By:	/s/ James F. Cleary
		Name:	James F. Cleary
		Title:	Executive Vice President and Chief Financial Officer